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                                                                    Exhibit 23.2
                                                                    ------------

                         INDEPENDENT AUDITORS CONSENT
                         ----------------------------

The Board of Directors
Southern National Corporation

We consent to the incorporation by reference in the registration statement on Form S-3 (register shares on behalf of certain SNC shareholders) of Southern National Corporation of our report dated August 14, 1992, with respect to the consolidated statements of financial condition of The First Savings Bank, FSB and subsidiaries as of June 30, 1992 and 1991, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the two-year period ended June 30, 1992 which report appears in the Form 8-K of Southern National Corporation dated September 26, 1994; and our report dated August 6, 1993, with respect to the consolidated statements of financial condition of The First Savings Bank, FSB and subsidiaries as of June 30, 1993 and 1992, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended June 30, 1993 which report appears in the Form 8-K Amendment No.1 of Southern National Corporation dated April 15, 1994; and to the reference to our firm under the heading "Experts" in the registration statement.


Greenville, South Carolina                              KPMG Peat Marwick LLP
February 24, 1995